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MINNESOTA LIFE                                      ANNUITY PAYMENT ENDORSEMENT
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Minnesota Life Insurance Company certifies that the Annuitant named in the
Schedule below is entitled to the Annuity Payments described in this schedule. Payments are to commence on the Annuity Commencement Date.




ANNUITY PAYMENTS SCHEDULE

ANNUITANT______________________________________________________________________

ANNUITANT'S DATE OF BIRTH_______________________________________________________

ANNUITY COMMENCEMENT DATE_______________________________________________________

FORM OF ANNUITY PAYMENT_______________________________________________________

FIXED ANNUITY PAYMENT $________________________________________________________

NUMBER OF VARIABLE ANNUITY UNITS_______________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

INITIAL VARIABLE ANNUITY PAYMENT $_____________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

JOINT ANNUITANT________________________________________________________________

JOINT ANNUITANT'S DATE OF BIRTH_________________________________________________

ANNUITANT'S BENEFICIARY_________________________________________________________



/s/ Dennis E. Prohofsky                                  /s/ Robert L. Senkler
Secretary                        Registrar                            President



MHC-83-9060                                    MINNESOTA LIFE INSURANCE COMPANY